AGREEMENT OF PURCHASE AND SALE
              AND JOINT ESCROW INSTRUCTIONS


                         between

               JC INVESTMENT & REALTY, INC.
                 a Washington corporation

                        as Seller

                           and

             ARDEN REALTY LIMITED PARTNERSHIP
              a Maryland limited partnership

                         as Buyer

                           for

                 HARBOR CORPORATE CENTER
                  19300 HAMILTON AVENUE
                   GARDENA, CALIFORNIA


              AGREEMENT OF PURCHASE AND SALE
              AND JOINT ESCROW INSTRUCTIONS


    THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW
INSTRUCTIONS ("Agreement") dated as of the _____ day of May, 1997 is by and between JC Investment & Realty, Inc.
("Seller"), and Arden Realty Limited Partnership ("Buyer").
Capitalized terms used in the Recitals below, not otherwise defined therein, shall have the meanings ascribed to them in Section 1 of this Agreement.


                     R E C I T A L S

    WHEREAS, this Agreement is made and entered into with reference to the following facts:

    WHEREAS, Seller is the owner of the Property.

    WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Property on the terms and conditions set forth in this Agreement.


                    A G R E E M E N T

    NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

    1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Appurtenances" means all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances in, on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements appurtenant to the Land.

         1.2 "Assignment of Intangible Property" means the Assignment of Intangible Property, to be duly executed and delivered by Seller in accordance with Section 4.1 of this Agreement, assigning to Buyer all of Seller's right, title and interest, if any, in and to the Intangible Property.
The Assignment of Intangible Property shall be in the form of, and upon the terms contained in, Exhibit "B".

         1.3 "Assignment of Leases" means the Assignment of Leases, to be duly executed and delivered by Seller in accordance with Section 4.1 of this Agreement, assigning to Buyer all of Seller's right, title and interest in and to the Leases. The Assignment of Leases shall be in the form of, and upon the terms contained in, Exhibit "C".

         1.4 "Bill of Sale" means the Bill of Sale, to be duly executed and delivered by Seller in accordance with
Section 4.1 of this Agreement, conveying to Buyer all of the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit "D".

         1.5      "Closing" means the consummation of the
conveyances of the Property, the Leases and the other transactions contemplated under this Agreement, all of which shall occur on or before the Closing Date.

         1.6 "Closing Date" means July 22, 1997, unless otherwise mutually agreed to in writing by Buyer and Seller or extended pursuant to the terms of this Agreement.

         1.7      "Code" means the United States Internal Revenue
Code of 1986, as amended.

         1.8 "Deed" means the Grant Deed, to be duly executed, acknowledged and delivered in recordable form by Seller in accordance with Section 4.1 of this Agreement, conveying to Buyer good and marketable fee simple title to the Real
Property. The Deed shall be in the form of, and upon the terms contained in, Exhibit "E".

         1.9      "Deposit" means the sum of One Hundred Thousand
Dollars ($100,000.00) to be delivered concurrently with the mutual execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder in accordance with
Section 3.1 of this Agreement.

         1.10 "Due Diligence Period" means the period commencing on the date this Agreement is executed and delivered by both Buyer and Seller and ending at 6:00 p.m. (California time) on the date which is thirty (30) days following the date that an escrow is opened with Escrow Holder for the consummation of the transaction contemplated hereby.

         1.11     "Escrow Holder" means Commerce Escrow Company.

         1.12 "Fixtures" means all fixtures placed on, attached to, or located at and used in connection with the operation of, the Land and which are owned by Seller.

         1.13 "Governmental Regulations" means any local, state, and federal laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, labor relations, notification of sale to employer, Hazardous Materials, occupational health and safety, water, earthquake hazard reduction and building and fire codes) bearing on the construction, development, alteration, rehabilitation, maintenance, use, operation, or sale of the Property.

         1.14 "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the
State of California or any agency of the United States
Government.  The term "Hazardous Materials" includes,
without limitation, any material or substance which (a)
contains petroleum or any petroleum by-products,
(b) contains asbestos, (c) contains urea formaldehyde foam
insulation, (d) is designated as a "hazardous substance"
pursuant to Section 311 of the Federal Water Pollution
Control Act (33 U.S.C.  1317), (e) is defined as a
"hazardous waste" pursuant to Section 1004 of the Federal
Resource Conservation and Recovery Act, 42 U.S.C.  6901
(42 U.S.C. 6903), or (f) is defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive
Environmental Response, Compensation and Liability Act, 42
U.S.C. 9601 (42 U.S.C. 9601). Each reference to a statute or law in this definition shall be deemed to include any amendments thereto which are enacted from time to time.

         1.15 "Intangible Property" means all of Seller's right, title and interest in and to any and all intangible personal property now and through the Closing Date owned by Seller and used in connection with the ownership, construction, development, use and/or operation of the Real
Property and/or Personal Property, including, without limitation, the Service Contracts (to the extent approved in writing by Buyer), the Licenses and Permits, the Intellectual Property and the Records and Plans and the Warranties.

         1.16     "Land" means the real property located at 19300
Hamilton Avenue, Gardena, California, as legally described in Exhibit "A".

         1.17 "Leases" means the existing leases relating to the Real Property, which Leases are listed on Exhibit "F".

         1.18 "Licenses and Permits" means all of Seller's right, title, interests, privileges, benefits and remedies in, to and under all authorizations, approvals, permits, certificates of occupancy, licenses, agreements, variances, tentative maps, final maps, plans and specifications and land use entitlements held by Seller and/or relating to the construction, reconstruction, occupancy, operation or use of any part of the Real Property or Personal Property
(e.g., all building permits and certificates of occupancy).

         1.19 "Notices To Tenants" means the notices from Seller to the tenants under the Leases whereby such tenant is notified that the Property has been transferred by Seller to Buyer and instructing it to pay any and all rents and other sums payable under the Leases from and after the Closing directly to Buyer or as otherwise directed by Buyer, in the form of Exhibit "G".

         1.20 "Personal Property" means all personal property of Seller located on or in or used in connection with the Real
Property, as set forth on Exhibit "O".

         1.21 "Property" means the Real Property, the Personal Property and the Intangible Property.

         1.22     "Purchase Price" means the sum of Four Million
Four Hundred Thousand Dollars ($4,400,000).

         1.23 "Real Property" means the Land, the improvements situated on the Land including surface parking, the Fixtures and the Appurtenances.

         1.24 "Records and Plans" means (a) all books and records maintained in connection with the ownership, development, construction, maintenance or operation of the Property, (b) all preliminary, final and "as-built" plans and specifications respecting the Real Property, and
(c) all structural reviews, architectural drawings, and engineering, soil, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Real Property (including those which include comments by any building or safety engineer, inspector or other person who regularly makes such inspections) which are within the possession of, under the control of, or reasonably available (without cost or expense) to Seller.

         1.25 "Service Contracts" means the management agreement together with all supplements, amendments and modifications thereto, relating to the management of the Property, which is set forth on Exhibit "H" attached to this Agreement.

         1.26 "Tenant Estoppel" means the written statement in the form of, and upon the terms contained in, Exhibit "I", in favor of Buyer from the tenant which is a party to each of the Leases, dated not earlier than fifteen (15) days prior to the Closing Date, for tenants occupying in the aggregate at least eighty percent (80%) of the leased Real
Property.

         1.27     "Title Company" means First American Insurance
Company.

         1.28 "Title Policy" means an ALTA owner's title policy (Form B-1970) issued by the Title Company for the benefit of Buyer, which Title Policy shall have a liability limit in the amount of the Purchase Price, shall include those endorsements reasonably requested by Buyer and shall show only those matters which constitute Permitted Exceptions
(defined below).

         1.29 "Transferor's Certificate" means the certificate, to be duly executed by Seller under penalty of perjury and delivered by Seller in accordance with Section 4.1 of this
Agreement, certifying that Seller is not a "foreign person"
in accordance with the provisions of Section 1445 of the
Code and any similar provisions of applicable state law.
The Transferor's Certificate shall be in the form of, and
upon the terms contained in, Exhibit "J".
1.30
         1.30 "Warranties" means all third party warranties and guarantees relating to the Property.

    2. ESCROW. The purchase and sale of the Property shall be consummated through an escrow at Escrow Holder.
As soon as reasonably practicable following the mutual execution of this Agreement, but in no event later than three (3) days after the date of this Agreement, the parties shall deliver to Escrow Holder a fully executed counterpart of this Agreement, which shall constitute its escrow instructions. The parties shall execute such additional escrow instructions, not inconsistent with this Agreement, as Escrow Holder shall deem reasonably necessary for its protection. In the event of any conflict between this Agreement and any additional escrow instructions, the terms of this Agreement shall govern.

    3. AGREEMENT TO SELL; PURCHASE PRICE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property in accordance with the terms, and subject to the conditions, of this Agreement. The Purchase Price for the Property will be paid as follows:

         3.1 Deposit. Concurrently with the execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder, Buyer will deliver the Deposit to Escrow
Holder to hold in trust. Escrow Holder will invest the Deposit in an interest bearing account with a responsible federally-insured institutional lender approved by Buyer and Seller, and interest will be for the account of Buyer except as otherwise provided in this Agreement and will be credited against the Purchase Price at Closing.

         3.2 Balance of Purchase Price. The entire balance of the Purchase Price (after taking into account the adjustments described in Sections 10 and 11), shall be paid to Seller, either (a) in immediately available funds, or
(b) at the written election of Seller at least twenty one days prior to Closing, in Operating Partnership Units of Arden Realty Limited Partnership ("OP Units") through
Escrow Holder, at Closing. Each OP Unit shall have a value equal to one (1) share of Arden Realty, Inc. common stock as of the date of which is three (3) business days prior to Closing. (Arden Realty, Inc. is listed on the New York
Stock Exchange under the symbol "ARI"). The OP Units shall be exchanged in accordance with that certain Amendment to Limited Partnership Agreement, in the form attached hereto, as Exhibit "P", and by this referenced incorporated herein.

    4. DELIVERIES AT CLOSING; CLOSING PROCEDURES. The Closing will take place on the Closing Date. Buyer may elect to close escrow on an earlier date by giving written notice to Seller and Escrow Holder of its intent to close escrow earlier at least five (5) days in advance of such earlier date, but such notice shall not be binding upon Buyer, and if Buyer is not in a position to close on the earlier date, whether due to inability to expedite issuance of Operating Partnership Units as elected by Seller, or otherwise Buyer shall have until the Closing Date to close.

         4.1 By Seller. At least one (1) business day prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Holder (unless otherwise indicated) the following items, duly executed and, where appropriate, acknowledged by Seller:

                    4.1.1       The Deed.

                    4.1.2       The Bill of Sale.

                    4.1.3       The Assignment of Intangible Property.

                    4.1.4       The Assignment of Leases.

                    4.1.5       The Notices to Tenants.

                    4.1.6       The Transferor's Certificate.

                    4.1.7       The Tenant Estoppels.

                    4.1.8 If Seller so elects pursuant to Section 3.2 above, the Admission of New Partner and Amendment to Limited Partnership Agreement.

                    4.1.9 All such further confirmations, satisfactions, releases, approvals, consents and any and all such further instruments as may be reasonably necessary, appropriate, expedient or proper in the reasonable opinion of Title
Company in order to issue the Title Policy.

               4.2 By Buyer. At the Closing, Buyer will deliver or cause to be delivered to Escrow Holder or the Seller the following items, duly executed and, where appropriate, acknowledged by Buyer:

                    4.2.1 The net balance of the Purchase Price, to be paid in accordance with Section 3.2 of this Agreement, after deducting the Deposit plus any interest accrued thereon, and after taking into account the adjustments and cost allocations in accordance with Sections 10 and 11.

                    4.2.2 Counterparts of the Assignment of Intangible Property and the Assignment of Leases.

                    4.2.3 If Seller so elects pursuant to Section 3.2(b) above, the Admission of New Partner and Amendment to Limited Partnership Agreement.

               4.3 By Buyer and Seller. Buyer and Seller will each deposit such other instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

               4.4 Closing Procedures. Provided that Escrow Holder has received the documents and funds described in Sections 4.1 and 4.2 above and has not received notice from any party hereto either that an agreement of another party hereunder has not been performed, that a condition set forth herein has not been satisfied or waived or that this Agreement has terminated (by its terms or by an election duly made hereunder), and further provided that the issuance of, or an unconditional commitment to issue, the Title Policy has been obtained, Escrow Holder is authorized and instructed at 8:00 a.m. on the Closing Date to:

                    4.4.1 Record the Deed with the County Recorder of Los Angeles County, California.

                    4.4.2 Cause the Title Policy to be issued by the Title Company.

                    4.4.3 Deliver to Buyer: the Assignment of Leases, the Assignment of Intangible Property, the Bill of Sale, the
Transferor's Certificate, all documents and items required to be delivered by Seller pursuant to Sections 4.1 and 8.1.4 or any other provision of this Agreement, not otherwise previously delivered directly to Buyer, all other items deposited by Seller with Escrow Holder pertaining to the Property, and any funds deposited by Buyer in excess of the amount to be paid by Buyer under the terms of this Agreement.

                    4.4.4 Deliver to Seller: the Purchase Price after taking into account the adjustments and cost allocations in accordance with Sections 10 and 11, and the Assignment of Leases and Assignment of Intangible Property executed in counterpart by Buyer, and any other document deposited by Buyer with Escrow Holder for delivery to Seller at the Closing.


          5.     REPRESENTATIONS AND WARRANTIES.

               5.1 Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, upon which warranties and representations Buyer has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the Closing:

                    5.1.1 Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business in the State of California. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Seller, and the performance by Seller of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Seller; (ii) have been duly authorized by all requisite corporate action; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Seller or its shareholders, or any indenture, agreement or any other instrument to which Seller is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Seller in accordance with the terms of such documents.

                    5.1.2 Seller has full legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which Seller is a party or by which Seller or any of its property, including the Property, may be bound or affected following the Closing.
The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Seller, and all such actions have been duly taken by Seller;

                    5.1.3 Seller is the owner of the Personal Property and has good title thereto, free and clear of all liens, claims and security interests whatsoever. Seller knows of no encroachments onto the Property or by the improvements thereon onto any adjoining property except as disclosed in the ALTA survey of the Property delivered to the Buyer pursuant to Section 9.1.2 below;

                    5.1.4 Except as disclosed to Buyer during the Due Diligence Period or as contained in the materials delivered to Buyer during the Due Diligence Period, Seller has no actual knowledge of any:

                 a.    Governmental notification from any
governmental authority notifying Seller of any
(a) violation of any city, County, State, Federal, building, zoning, fire, health code, regulation, ordinance or covenant, filed or issued against the Property; and
(b) impending or threatened special assessments on the Property;

                 b.    Existing, proposed or contemplated
plan to modify or realign any existing street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Property;

                 c.    Litigation or legal proceeding
pending or threatened in writing against Seller or the Property that could reasonably be expected to materially and adversely affect Seller's or Buyer's ability to perform their respective obligations hereunder, or Buyer's use of the Property for its existing purposes;

                 d.    Storage or disposal on the Property
of any material amounts of toxic or hazardous waste, material or substance, and Seller has received no notice from any governmental authority requiring the removal of any toxic or hazardous waste, material or substance from the Property.

                 e.    Lease, tenancy or other right of
occupancy or use for any portion of the Property under which any party has a right to occupy the Property (other than pursuant to the Leases).

                 f.    Maintenance contract, equipment
lease, warranty or guaranty relating to the operation or maintenance of the Property (other than Service Contracts).

                    5.1.5 The rent roll attached hereto as Exhibit L accurately sets forth and lists all of the Leases and all tenants presently in possession or entitled to possession of the Property, all security deposits from such tenants and the status of the payment of all rents and other charges due Seller from said tenants pursuant to the Leases.

                    5.1.6 The Leases and Service Contracts provided to Buyer are true, complete and accurate.

                    5.1.7 Except as otherwise disclosed to Buyer, the Leases are all in full force and effect.

                    5.1.8 Except as set forth on Exhibit M, there are no commissions or other fees payable to any person, entity or agent with respect to the Leases.

                    5.1.9 Except as set forth on Exhibit N, any and all decorating, painting, renovation or construction work
(other than the maintenance or repairs required to be performed by the landlord under the Leases) required to be done under the provisions of any Leases as of the Closing have been, or as of the Closing, at Seller's expense, will be fully completed and paid for.

               5.2 Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller upon which warranties and representations Seller has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the
Closing:

                    5.2.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to do business in the State of California. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Buyer, and the performance by Buyer of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Buyer; (ii) have been duly authorized by all requisite partnership action and corporate action on the part of all of its constituent corporate partners; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Buyer or its general partners, or any indenture, agreement or any other instrument to which Buyer is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Buyer in accordance with the terms of such documents.

                    5.2.2 Buyer has full legal power and authority to enter into and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Buyer is a party. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Buyer, and all such actions have been duly taken by Buyer;

          6. SELLER'S OBLIGATIONS. Seller hereby covenants to Buyer, upon which covenants Buyer has relied and will continue to rely, that for the period from the date of this Agreement through and including the Closing Date:

               6.1 Further Liens and Encumbrances. Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement. Seller will not hereafter modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of any of such documents, or enter into any new agreements affecting the Property without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion.

               6.2 Leases; Other Contracts; Interim Activities. Seller will not hereafter terminate, modify, extend, renew, replace or otherwise change the Leases or existing contracts or enter into new leases or contracts affecting the Property except with the prior written consent of Buyer, which consent (a) will not be unreasonably withheld
(with respect to any such action prior to the expiration of the Due Diligence Period), and (b) may be withheld in Buyer's sole and absolute discretion (with respect to any such action after the expiration of the Due Diligence
Period).  From and after the expiration of the Due
Diligence Period, Seller shall not apply for or otherwise deal with any governmental authority regarding the development, entitlement or subdivision of the Real
Property without the prior written consent of Buyer, which may be withheld in Buyer's sole and absolute discretion.

               6.3 Property Management and Operation. Seller shall maintain the operation of the Property in a good and business-like manner. Seller shall provide all services and operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof, and liability and casualty insurance) in such a manner that the Property shall be in the same condition on the Closing Date as on the date of this Agreement, ordinary wear and tear excepted. Without limiting the foregoing, Seller shall perform all of its obligations under the Leases and the Service Contracts.

               6.4 Cooperation with Representatives. Seller shall cooperate with Buyer and its accountants, counsel and/or other representatives in providing information and materials pertaining to the operation and marketing of the Property, including access to the Property. Without limiting the generality of the foregoing, from and after the execution and delivery of this Agreement, Seller shall allow a representative or representatives of Buyer access to the Property for the purpose of (a) monitoring the operation of the Property, and (b) performing such investigations and analyses of the Property as Buyer may reasonably require. Seller will permit a meeting with a tenant and Buyer's representative during the Due Diligence
Period, provided that a Seller representative is present.

               6.5 No Removal of Personal Property. Seller will not remove any of the Personal Property unless the Personal
Property so removed is simultaneously replaced with substantially similar Personal Property of similar quality or utilities.

               6.6 Obtaining Estoppels and Consents. Seller shall use its reasonable best efforts to obtain all written consents from third parties required or reasonably requested by Buyer or its accountants, counsel or other representatives in connection with this Agreement, including, without limitation, the Tenant Estoppels. Seller hereby acknowledges and agrees that the obtaining of the Tenant
Estoppels are a condition precedent to Buyer's obligations under this Agreement.

               6.7 Service Contracts. Seller shall deliver notices of termination to any vendors under the Service Contracts which have been designated in writing by Buyer to be terminated ("Disapproved Service Contract List") provided that the Disapproved Service Contract List is delivered by Buyer to Seller on or before the expiration of the Due
Diligence Period. Seller shall, within two (2) days following the later of the expiration of the Due Diligence
Period or Buyer's delivery of the Disapproved Service
Contract List, deliver termination notices to each of the vendors with respect to the Service Contracts so designated by Buyer in the Disapproved Service Contract List. Buyer shall be solely responsible for all costs and expenses associated with the termination of any of the Service
Contracts set forth by Buyer in the Disapproved Service
Contract List.

               6.8 Post-Closing Financial Records. As soon as reasonably practicable following the Closing Date, Seller shall deliver to Buyer the following: (a) a final income statement through the Closing Date, (b) a final cumulative general ledger through the Closing Date, and (c) a final aged delinquency listing, including all security deposits received by Seller.

               6.9 Audit Rights. At Buyer's request at any time from and after the date hereof until the date that is one (1) year after the Closing Date, Seller shall, at Buyer's expense, provide to Buyer's designated independent auditor access to the books and records of the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange
Commission, to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit "K" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

               6.10 Management and Listing Agreements. Seller agrees to terminate, at Seller's sole cost and expense, any property management agreement and brokerage leasing agreement effective as of the Closing Date.

          7. TITLE TO REAL PROPERTY. At Closing, title to the Real Property will be conveyed to Buyer by Seller by the Deed, subject only to the following matters ("Permitted
Exceptions"):

               7.1 matters of title respecting the Real Property approved or deemed approved by Buyer in accordance with this Agreement including all Schedule B Exceptions to the Title Policy approved by Buyer; and

               7.2 matters affecting the condition of title to the Real Property created by or with the written consent of Buyer.

          8.     CONDITIONS PRECEDENT/CONCURRENT TO CLOSING; CLOSING
DATE.

               8.1 Buyer's Conditions. Buyer shall not be required to close the transaction provided for under this Agreement, unless and until each and every one of the following conditions has been fulfilled:

                    8.1.1 Representations, Warranties and Covenants of Seller. Seller shall have duly and timely performed each and every covenant to be performed by Seller under this Agreement and the representations and warranties set forth in this Agreement shall be true and correct as of the Closing in all respects.

                    8.1.2 Seller's Deliveries. Seller shall have duly and timely delivered to Buyer all of the items described in
Section 4.1 of this Agreement.

                    8.1.3 No Material Changes. At the Closing, there will be no material adverse changes in the physical or financial condition of the Property which were discovered by Buyer after the Due Diligence Period.

                    8.1.4 Delivery of Pre-Closing Documents and Agreements. Seller shall have delivered to Buyer on or before the Closing Date the following (to the extent in Seller's possession, control or otherwise reasonably available [at no cost or expense] to Seller):

                          8.1.4.1   Originals of all Leases and Service
                                    Contracts;

                          8.1.4.2   Originals of all Records and Plans;

                          8.1.4.3   Originals of all Licenses and Permits; and

                          8.1.4.4   Originals of all Warranties.

                    8.1.5 Title Insurance. The Title Company will have issued or have unconditionally and irrevocably committed to issue the Title Policy to Buyer.

                    8.1.6 Due Diligence Approval. Buyer shall have approved (or be deemed to have approved) all matters to be reviewed in accordance with Section 9 of this Agreement.

          9.     DUE DILIGENCE PERIOD:

               9.1 Matters To Be Reviewed. Buyer's obligation to close the purchase of the Property and to pay the Purchase Price shall be subject to and conditioned upon Buyer's complete satisfaction with all of the following items, each of which Buyer shall have the right to review and approve or disapprove in Buyer's sole and absolute discretion during the Due Diligence Period:

                    9.1.1 Title. Buyer will have until 6:00 p.m. (California time) on the expiration of the Due Diligence
Period to examine and approve all matters of title and to notify Seller in writing of any defects in title. Seller shall, at its sole cost and expense, within three (3) days following the date this Agreement is executed and delivered by Buyer and Seller, deliver to Buyer a current preliminary title report issued by the Title Company and relating to the Real Property, together with all underlying documents relating thereto. If Buyer fails to notify Seller in writing of any objections to title prior to the expiration of the Due Diligence Period, title to the Property shall be conclusively deemed to be approved by Buyer. If Buyer, in its sole discretion, timely notifies Seller in writing of specific objections to title prior to the expiration of the Due Diligence Period, Seller will have three (3) business days after receipt of Buyer's notification of any objection in which to advise Buyer that:

                          9.1.1.1     Seller will remove any objectionable
exceptions on or before the Closing Date; or

                          9.1.1.2     Seller will not cause the exceptions to be
removed.

                 If Seller advises Buyer that it will not cause the exceptions to be removed, Buyer will have five
(5) days from its receipt of Seller's notice to elect to:

                       (i)   proceed with the purchase and
acquire the Property subject to such exceptions, but conditioned upon Seller fulfilling each and every one of its other obligations hereunder and all of the other conditions precedent in favor of Buyer having been duly and timely satisfied; or

                       (ii)  terminate this Agreement by
written notice to Seller, in which case the Deposit, and any interest thereon, will be immediately returned to Buyer without further instructions from Seller, and all rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement.

                 If Buyer does not give Seller written
notice of its election within said five (5) day period, Buyer will be conclusively deemed to have elected to terminate this Agreement as described in (ii) above.

                 If Seller commits to remove any objection to title and fails to do so by the Closing Date, Seller will be in material default under this Agreement and Buyer may, at Buyer's election, terminate this Agreement and pursue its remedies as set forth in Section 14 of this Agreement.

                    9.1.2 Inspections and Studies. Buyer will have until 6:00 p.m. (California time) on the expiration of the Due
Diligence Period to conduct (as applicable) and review and approve any and all inspections, investigations, tests, studies (including feasibility studies and other economic models) and appraisals as Buyer may have elected to make or obtain with respect to the Property and/or the operation and financial condition of the Property, including, without limitation, financial analyses of the books and records, environmental inspections and studies, structural and mechanical investigations, appraisals, and analyses of the Property's compliance with Governmental Regulations. Buyer and Buyer's representatives, agents and designees will have the right to enter the Property at all reasonable times, upon reasonable oral notice to perform all such investigations of the Property, and to conduct interviews with (i) property management personnel of Seller, and (ii) such other parties as Buyer may deem appropriate in its reasonable discretion. Seller will cooperate with Buyer and its representatives in that regard. Seller shall deliver to Buyer at Seller's sole cost and expense, within five (5) days (unless indicated otherwise below) following the date this Agreement is executed and delivered by Buyer and Seller, all information in Seller's possession or control which is reasonably related to the Property, plus the following items:

                          9.1.2.1     To the extent in Seller's possession, an
ALTA "as-built" survey of the Real Property prepared by a licensed surveyor;

                          9.1.2.2     The Leases and all modifications or
 amendments
and guaranties relating thereto; all tenant correspondence and all current financial statements of the tenant to the extent the same are in Seller's possession or control; all contracts (including the Service Contracts), agreements and management agreements; all "operating statements" for the last three (3) calendar years for the Property and a year-to-date operating statement for the calendar year 1997, a balance sheet dated no earlier than December 31, 1996; an income statement for the last two (2) calendar years and a year-to-date income statement for the calendar year 1997, each such statement to be certified by Seller as being true, correct and complete reports prepared by Seller in the ordinary course of business; a cumulative general ledger for year-to-date 1997, reports (including all environmental reports, soils reports, surveys and plans and specifications affecting or relating to the Property, and all modifications or amendments thereto); all Records and Plans, Warranties, Licenses and Permits and governmental approvals obtained or held by Seller and relating to the development, construction, operation, use or occupancy of any of the Property.

                          9.1.2.3     Reports of insurance carriers, if any,
insuring
the Property during the period of Seller's ownership of the Property and each portion thereof respecting the claims history of the Property; insurance certificates of Seller and tenants respecting the Property; all correspondence, reports, and notices pertaining to the existence of toxic or Hazardous Materials and/or waste at the Property; all permits, reports, certificates and notices pertaining to the existence, removal and/or decommission of any and all storage tanks located on, at or underneath the Property;
all brokerage and commission agreements; all agreements entered by Seller and Seller's affiliates affecting the Property and/or income and cash flow to be received from the Property that will survive the Closing; tax bills and assessments for the current year and the three (3) year period immediately preceding the current year; any and all information in Seller's possession respecting the creditworthiness of the tenants under the Leases at the Property; all written reports respecting incidents of theft, burglary or crimes attempted or committed at, on or to the Property or other such incidents which are the subject of litigation; and such other information reasonably requested by Buyer of Seller in writing during the Due Diligence Period.

                    9.1.3 Indemnity. Buyer agrees to indemnify and hold Seller harmless from any and all injuries, losses, liens, claims, judgments, obligations, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) sustained by Seller to the extent same results from or arises out of any inspections by Buyer or any of its representatives pursuant to Section 9.1.2 above.

                    9.1.4 Insurance. Prior to any entry, Buyer shall obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000 combined, single limit coverage, naming Seller as an additional insured.

               9.2    Notice of Objections.

                    9.2.1 If Buyer fails to notify Seller in writing of any objections to the items set forth in Section 9.1.2 on or before the expiration of the Due Diligence Period, Buyer shall be conclusively deemed to have approved such items.

                    9.2.2 If Buyer, in its sole discretion, notifies Seller in writing of any objections to the condition of the Property or any other matters relating to the Property and/or operation or financial condition of the Property as set forth in Section 9.1.2 on or before the expiration of the Due Diligence Period, the parties will have five (5) business days to agree upon a resolution of the objection(s). If the parties cannot agree within the five
(5) business day period, then Buyer may terminate this Agreement by delivering written notice to Seller (which notice must be given within three (3) business days after the expiration of the five (5) business day period), in which event the Deposit and any interest accrued thereon will be returned to Buyer, and all rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect, except any rights and obligations which are expressly stated to survive the termination of this Agreement.

          10. PRORATIONS. The following are to be prorated as of the Closing Date, as follows:

               10.1 Current Rent. Current rent under the Leases shall be prorated as of the Closing Date, regardless of whether such rent has been paid to Seller.

               10.2 Rent Arrears. With respect to any rent arrears arising under the Leases, Buyer shall pay to Seller any rent actually collected that is applicable to the period preceding the Closing Date, less reasonable collection charges actually incurred; provided, however, that it is hereby understood and agreed that all rent collected by Buyer shall be applied first to unpaid rent accruing after the Closing Date, and then, only after all such past due rent has been collected, to unpaid rent accruing prior to the Closing Date.

               10.3 Security Deposits. The security deposit paid by the tenant pursuant to the Leases, and any interest required to be paid thereon, shall be fully credited to Buyer at Closing.

               10.4   Other Prorations.   Liability for all real property
taxes, common area maintenance, Property operation
expenses, and other recurring costs which are not otherwise
paid directly by tenants shall be prorated as of the
Closing Date; provided, however, Buyer shall not be
responsible for any costs or expenses pertaining to Service
Contracts or other items of expense which Buyer has not
approved in writing.  Seller shall remain liable for any
supplemental taxes attributable to any period prior to the
Closing and Seller shall be entitled to any tax refunds
attributable to any period prior to the Closing.  If any
such supplemental taxes shall be billed to Buyer or levied
against the Property after the Closing, then Seller agrees
to pay its prorated share thereof to Buyer within thirty
(30) days of demand therefor by Buyer.  Any such sums not
paid when due may be advanced by
10.5
Buyer and such amounts shall bear interest from the date of advance by Buyer until paid by Seller at ten percent (10%) per annum.

            10.5 Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary closing adjustment computation on the basis of the Leases and other sources, and shall deliver such computation to the Escrow
Holder prior to Closing.

            10.6 Post-Closing Reconciliation.   All items
described in this Section 10 that are capable of being prorated as of the Closing Date, shall be prorated as of the Closing Date. All other items shall be reconciled within one hundred eighty (180) days after the Closing Date to the extent that such items may be reconciled within such one hundred eighty (180) day period, or, to the extent such items may not be reconciled within such one hundred eighty
(180) day period, when such items may first be reconciled after Closing.

            10.7 Survival.  The provisions of this
Section 10 shall survive Closing.

          11. COSTS AND EXPENSES. The closing costs shall be allocated as follows:

               11.1 Buyer. Buyer shall pay all premiums for the ALTA portion of the Title Policy, one half of escrow fees, and Buyer's share of prorations.
               11.2 Other Closing Costs. Seller shall pay one half of escrow fees and the CLTA portion of the Title Policy premium; and each party will pay their own legal and professional fees and fees of other consultants incurred by Buyer and Seller respectively. Seller shall be responsible for its share of prorations, including all state and county transfer taxes, all sales taxes, any other tax or assessment imposed as a result of the transactions contemplated under this Agreement, and any document recording changes and notary fees, including, without limitation, any recording fees and notary charges with respect to the Deed.

               11.3 Delivery of Possession. Simultaneously with the Closing, Seller shall deliver possession and enjoyment of the Property to Buyer, and all keys to the Property in Sellers' possession, and Buyer shall thereupon have the immediate right to possess, develop, use, sell, encumber and/or transfer the Property, or any part thereof for its own account to the total exclusion of Seller.

          12. AS-IS. Except as specifically set forth in this Paragraph and the representations set forth in Paragraph 5 above, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to, any representation or warranty concerning title to the Property, the physical condition of
13.
the Property (including, but not limited to, the condition of the soil or the improvements) , the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property) , the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any party thereof. Buyer acknowledges that Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes, and Seller shall cooperate with Buyer in making such information available to Buyer for such examination. Except as to matters specifically set forth in this Paragraph and the representations set forth in Paragraph 5 above, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy.

          13.    CONDEMNATION AND DESTRUCTION:

               13.1 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to the Closing Date, Seller shall promptly inform Buyer in writing.

                    13.1.1 If such proceedings involve the taking of title to all or any Material (defined below) interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within thirty (30) days of Seller's written notice to Buyer, in which case the Deposit, and any interest thereon, will be returned to Buyer and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                    13.1.2 If the proceedings do not involve the taking of title to all or a Material interest in the Property or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described in this Agreement and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon the Closing.

                    13.1.3 For purposes of this Section 13.1, "Material" shall mean a taking which Buyer reasonably determines materially and adversely affects the value or operations of the Property, and which is not less than Fifty Thousand
Dollars ($50,000).

               13.2 Damage or Destruction. Except as provided in this paragraph, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, hurricane, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage.

                    13.2.1 If such damage or destruction is Material (as defined below), Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than thirty (30) days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

                    13.2.2 If this Agreement is so terminated, Buyer will be entitled to the return of the Deposit together with any interest thereon.

                    13.2.3 If Buyer does not timely exercise this option to terminate this Agreement, or if the casualty is not Material, Seller will either (a) assign to Buyer all of Seller's right, title and interest in and to any and all insurance proceeds under Seller's insurance policies relating to such damage or destruction, and shall reduce the Purchase Price by the amount of the deductible and any other amount not covered by insurance under such policies
(including reasonably anticipated post-Closing rental loss, except to the extent covered by insurance, through to completion of such repair and restoration resulting from such casualty), and this transaction will close pursuant to the terms of this Agreement, or (b) if the casualty is Material, give Buyer notice of Seller's election to terminate this Agreement by notice in writing sent within ten (10) days of Buyer's last day upon which it could exercise Buyer's right to terminate in which case the Deposit, and any interest thereon, will be returned to Buyer and neither party shall have any further obligation to or right against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                    13.2.4 For purposes of this Section 13.2, "Material" is deemed to be any damage or destruction to the Property where the cost of repair or replacement is estimated to be more than 10% of the Purchase Price.

                    13.2.5 Survival. The provisions of this Section 13 shall survive the Closing.

          14.    REMEDIES:

               14.1 Buyer's Remedies. IN THE EVENT THAT SELLER SHALL FAIL TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT
BUYER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY BUYER
OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS
HEREOF, BUYER SHALL HAVE THE FOLLOWING REMEDIES, WHICH
SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES BASED UPON A
DEFAULT BY SELLER.  SUCH REMEDIES SHALL NOT BE CUMULATIVE,
MEANING BUYER MAY EXERCISE ONE (1) BUT NOT BOTH OF SUCH
REMEDIES.  BUYER SHALL DELIVER TO SELLER AND ESCROW HOLDER
NOTICE OF ITS ELECTION OF REMEDIES WITHIN TWO (2) DAYS
AFTER SELLER'S DEFAULT.  THE SOLE REMEDIES AVAILABLE TO
BUYER ARE AS FOLLOWS:

                 (i)   BUYER MAY TERMINATE THIS AGREEMENT,
IN WHICH CASE SELLER SHALL IMMEDIATELY RETURN THE DEPOSIT,
TOGETHER WITH ANY INTEREST EARNED THEREON, TO BUYER, UPON
EXECUTION OF CANCELLATION INSTRUCTIONS BY BUYER, AND SELLER
SHALL PAY ANY ESCROW CANCELLATION CHARGES.  IN ADDITION,
BUYER SHALL HAVE THE RIGHT TO PURSUE AN ACTION AGAINST
SELLER FOR ALL ACTUAL OUT-OF-POCKET (BUT NOT CONSEQUENTIAL)
DAMAGES SUFFERED BY BUYER; OR

                 (ii)  BUYER MAY BRING AN ACTION FOR
SPECIFIC PERFORMANCE AGAINST SELLER WITH RESPECT TO THIS
AGREEMENT BUT ONLY UNDER THE FOLLOWING CONDITIONS AND
CIRCUMSTANCES:

                       (a)   BUYER SHALL HAVE FULLY
PERFORMED ALL OBLIGATIONS OF BUYER UNDER THIS AGREEMENT,
EXCEPT THAT WITH RESPECT TO DEPOSITING THE BALANCE OF THE
PURCHASE PRICE, BUYER SHALL HAVE EVIDENCED TO SELLER'S
REASONABLE SATISFACTION THAT BUYER IS READY, WILLING AND
ABLE TO TIMELY DEPOSIT SAID FUNDS IN ESCROW;

                       (b)   THE ACTION SHALL BE COMMENCED,
AND SERVICE OF PROCESS UPON SELLER MADE, NOT LATER THAN
FORTY-FIVE (45) DAYS AFTER SELLER'S DEFAULT; AND

                       (c)   ALL OF THE ISSUES IN SUCH
ACTION, WHETHER OF FACT OR LAW, SHALL BE HEARD BY A
REFERENCE PROCEEDING PURSUANT TO CALIFORNIA CODE OF CIVIL
PROCEDURE, SECTION 638, ET. SEQ.  WITHIN TEN (10) DAYS
FOLLOWING THE COMMENCEMENT OF ANY SUCH ACTION, THE PARTIES
SHALL MAKE APPLICATION TO THE COURT IN WHICH THE ACTION IS
PENDING FOR THE APPOINTMENT OF A RETIRED SUPERIOR COURT
JUDGE OR COURT OF APPEAL JUSTICE FROM THE THEN CURRENT LIST
OF RETIRED JUDGES AVAILABLE TO SERVE AS REFEREES IN THE
COUNTY IN WHICH SUCH ACTION IS COMMENCED TO SERVE AS THE
REFEREE.  THE REFEREE CHOSEN SHALL BE DEEMED QUALIFIED ONLY
IF HE IS WILLING TO AGREE TO HEAR THE SUBJECT ACTION WITHIN
TWENTY (20) DAYS FOLLOWING THE DATE OF APPLICATION TO THE
COURT, TO HEAR THE SUBJECT ACTION ON CONSECUTIVE DAYS AND
TO RENDER A DECISION WITHIN A FURTHER FIFTEEN (15) DAY
PERIOD.  THE PARTIES SHALL ADVANCE, IN EQUAL SHARES, THE
FEES AND EXPENSES OF THE REFEREE SELECTED PURSUANT TO THIS
PROVISION, BUT THE LOSING PARTY IN ANY SUCH ACTION SHALL
REIMBURSE THE PREVAILING PARTY FOR ANY AND ALL FEES AND
EXPENSES PREVIOUSLY ADVANCED BY SUCH PREVAILING PARTY FOR
THE REFEREE.

               14.2   Seller's Remedies.  IF BUYER SHOULD FAIL TO
CONSUMMATE THIS AGREEMENT AS A RESULT OF BUYER'S DEFAULT
UNDER THE TERMS OF THIS AGREEMENT, THEN SELLER, AS ITS SOLE
AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY
NOTIFYING BUYER THEREOF AND RECEIVE OR RETAIN THE DEPOSIT
AS LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT SELLER WILL
SUFFER DAMAGES IN THE EVENT OF BUYER'S DEFAULT ON ITS
OBLIGATIONS.  ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS
DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE
THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF
SELLER'S LOSS IN THE EVENT OF BUYER'S DEFAULT.  THUS,
SELLER SHALL ACCEPT AND RETAIN THE DEPOSIT AS LIQUIDATED
DAMAGES BUT NOT AS A PENALTY.  SELLER HEREBY ACKNOWLEDGES
AND AGREES SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE
SELLER'S SOLE AND EXCLUSIVE REMEDY AND SELLER HEREBY WAIVES
THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND
ANY OTHER APPLICABLE EXISTING OR FUTURE LAW PERMITTING A
CONTRACT TO BE ENFORCED EVEN THOUGH DAMAGES ARE LIQUIDATED
FOR ITS BREACH.

       SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND
UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY
THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS
TERMS.

Seller:/s/ HM               Buyer:/s/ RSZ

          15. BROKERAGE COMMISSIONS. Each party hereby represents and warrants to the other that except for Seller's obligation set forth below, it has not incurred any obligation to any third party for the payment of any real estate commission, finder's fee or other like sum in connection with the sale of the Property to Buyer, and each party hereby agrees to indemnify and hold the other party harmless from and against any and all claims, demands, causes of action and costs, including attorneys' fees and costs, made, brought or sought against or from the other arising out of any agreement for the payment of a real estate commission, finder's fee or other like sum entered into between either party and a third party in connection with the sale of the Property to Buyer. Seller shall pay
CB Commercial at Closing through Escrow a commission equal to two and one half percent (2.5%) of the Purchase Price.

          16. NOTICE. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and (a) delivered personally,
(b) delivered by a national overnight courier (i.e., Fed
Ex), or (c) transmitted by facsimile, addressed as follows:

       To Seller at:   JC Investment & Realty, Inc.
                       19300 Hamilton Avenue
                       Gardena, California
                       Attn: Harutoshi Mori, President
                       Facsimile:  (310) 329-0255

                       with a copy to:

                       Graham & James LLP
                       801 S. Figueroa
                       Los Angeles, California
                       Attn: Edwin B. Reeser III
                       Facsimile:  (213) 623-4581

       To Buyer at:    Arden Realty Limited Partnership
                       9100 Wilshire, Suite 700E
                       Beverly Hills, California  90212
                       Attn: Victor Coleman
                             President
                       Facsimile:  (310) 274-6218

                       with a copy to:

                       Jeffer Mangels Butler & Marmaro, LLP
                       2121 Avenue of the Stars, Tenth Floor
                       Los Angeles, California
                       Attn: Scott A. Kalt
                       Facsimile:  (310) 203-0567

Notice shall be deemed to have been delivered only upon actual delivery to the intended addressee in the case of either personal, courier, or facsimile delivery. The addresses for purposes of this paragraph may be changed by giving written notice of such change in the manner provided herein for giving notices. Unless and until such written notice is delivered, the latest information stated by written notice, or provided herein if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

          17.    MISCELLANEOUS:

               17.1   Survival.   The representations and warranties
contained in this Agreement shall survive for a period of twelve (12) months following the Closing Date.

               17.2 Assignment. Buyer shall not assign this Agreement except to an affiliate or related party to Buyer which party is more than fifty percent (50%) owned and controlled by Buyer, and with Seller's approval, which approval shall not be unreasonably withheld. Notwithstanding such assignment Buyer and its general partner as of the date hereof shall remain liable to Seller to perform all of Buyer's obligations pursuant to this Agreement.

               17.3 Parties in Interest. As and when used herein, the terms, "Seller" and "Buyer" mean and include, and this Agreement their respective successors and assigns and shall be binding upon and inure to the benefit of, the above-named Seller and Buyer and their respective successors and permitted assigns.

               17.4 Section Headings. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Agreement.

               17.5 No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

               17.6 Full Integration. Buyer and Seller each acknowledge that there are no other agreements or representations, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement, the Exhibits attached to this Agreement, and the Transfer
Documents, represent a complete integration of all the prior and contemporaneous agreements and understandings and documents.

               17.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

               17.8 Attorneys' Fees. If an action is commenced by a party hereto resulting from a dispute with respect to the transactions contemplated herein, the prevailing party shall be entitled to recover its attorneys' fees and costs from the other party in such action. As used herein, the term "attorneys' fees" means attorneys' fees whether or not litigation ensues and if litigation ensues whether incurred at trial, on appeal, on discretionary review or otherwise.

               17.9 Governing Law. This Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California, with venue in the city and County of Los Angeles, California. Each of the parties hereto acknowledge and agree that the laws of the State of California and the selection of venue in the city and County of Los Angeles were freely chosen by Buyer and Seller.

               17.10 Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will use reasonable efforts to keep confidential the terms of this Agreement, the possible sale of the Property, and all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property, and will use reasonable efforts to not disclose any such information to any person other than (a) those employed by Seller or Buyer; (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; and
(c) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements; and (d) third parties as required under applicable law. The provisions of this paragraph will survive the termination of this Agreement other than by Closing.

               17.11 Captions. The captions contained in this Agreement are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

               17.12 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

               17.13 Time of the Essence. Time is of the essence of this Agreement and of the obligations required hereunder.

               17.14 Non-Waiver. No delay or failure by any party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

               17.15 Facsimile. The parties hereto and their respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

               17.16 Further Assurances. Buyer and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

               17.17 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one Agreement.


       Buyer and Seller have executed this Agreement as of the date written above.


                           "SELLER"

                           JC Investment & Realty, Inc.
                           a Washington corporation



                           By:/s/ Harutoshi Mori
                           Name:  Harutoshi Mori
                           Title:  President


                           "BUYER"

                           Arden Realty Limited Partnership
                           a Maryland limited partnership

                           By:  Arden Realty, Inc.
                                Its: General Partner



                           By:/s/ Richard S. Ziman
                           Name:  Richard S. Ziman
                           Title:  Chief Executive Officer